EXHIBIT 15

December 13, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

     We are aware  that our  report  dated  November  20,  2001 on our review of interim financial information of C&D Technologies, Inc. and Subsidiaries (the "Company") as of and for the period ended October 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's Forms S-8 (Registration Nos. 33-31978, 33-71390, 33-86672, 333-17979, 333-38891, 333-59177, 333-42054,
333-56736, 333-69264 and 333-69266) and Form S-3 (Registration No. 333-38893).

Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------

PricewaterhouseCoopers LLP